Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (Nos. 333-127726 and 333-109145) on Form S-8 of Advanced Cell Technology, Inc. and subsidiary of our report dated July 2, 2009, relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K of Advanced Cell Technology, Inc. and subsidiary for the year ended December 31, 2008.

SingerLewak, LLP

Los Angeles, California
August 4, 2009